Exhibit 11
                                                                      ----------
                                                        Draft--February 27, 1996

                       [Debevoise & Plimpton Letterhead]


Lord Abbett Tax-Free Income Fund, Inc.
The General Motors Building
767 Fifth Avenue
New York, New York  10153


                     Lord Abbett Tax-Free Income Fund, Inc.
                      Registration Statement on Form N-14
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Ladies and Gentlemen:

     We have acted as counsel to Lord Abbett Tax-Free Income Fund, Inc. (the "Registrant"), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form N-14 (File No.811-
3942)(the "Registration Statement"), relating to the issuance of shares of the capital stock of the New York Series (the "Acquiring Fund"), a series of the Registrant.

     Such shares are to be established and designated as the Class C shares (the "Class C shares"). The Class C shares are to be issued to Lord Abbett New York Tax-Free Income Trust (the "Acquired Trust"), a series of Lord Abbett Securities Trust (the "Securities Trust"), a Delaware
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Lord Abbett Tax-Free Income Fund, Inc.
Page 2


business trust, pursuant to an Agreement and Plan of Reorganization (the "Acquired Trust Plan") between the Registrant, on behalf of the Acquiring Fund, and the Securities Trust, on behalf of the Acquired Trust, substantially in the form of Exhibit A included in Part A of the Registration Statement. Such issuance of the Class C shares is to be made in connection with the acquisition by the Acquiring Fund of the assets of, and the assumption by the Acquiring Fund of the liabilities of, the Acquired Trust.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments and have made such other investi gations as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

     Based on the foregoing, we are of the following opinion:

     Assuming that the Acquired Trust and the Acquiring Fund duly execute and deliver the Acquired Trust Plan, that the Acquired Trust Plan and the reorganization provided for thereby are duly approved by the shareholders of the Acquired Trust, that the transactions contemplated by the Acquired Trust Plan are duly consummated and that the charter documents substantially in the forms of Exhibits 1(f), 1(g) and 1(h) to the Registration Statement are duly approved and filed with the State Department of Assessments and Taxation of Maryland, the Class C shares issued pursuant to the Acquired Trust Plan will be legally issued, fully paid and non-assessable.

     This opinion is limited solely to the federal law of the United States and the Maryland General Corporation Law as in effect on the date hereof and the relevant facts that exist as of the date hereof. Without limiting the generality of the foregoing, we express no opinion concerning other laws of the State of Maryland, including the securities laws of such state, or the laws of any other jurisdiction other than the United States. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.
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Lord Abbett Tax-Free Income Fund, Inc.
Page 3

     We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion. We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,